Exhibit 99.1

NEWS BULLETIN                                      RE:    Tag-It Pacific, Inc.
                                                          3820 South Hill Street
                                                          Los Angeles, CA 90037
For further information:                                  234-9606
                                                          TRADED: AMEX:TAG
AT THE COMPANY:
Investor Relations Department
(213) 234-9606 Ext. 185
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
OCTOBER 19, 1998

                       TAG-IT PACIFIC, INC. CLOSES SALE OF
                      2,390,000 SHARES OF ITS COMMON STOCK

LOS ANGELES, Calif.-- (BUSINESS WIRE) -- October 19, 1998 -- Tag-It Pacific, Inc. (AMEX: TAG), one of the world' leading single-source providers of brand identity programs to the fashion driven apparel and licensed consumer product industries, today announced that it sold 2,390,000 shares of its Common Stock to a strategic investor for an aggregate price of $2,688,750 (or $1.125 per share). Because of a confidentiality agreement, Tag-It Pacific is prevented from disclosing more detailed information at this time. Further information regarding this investment will be provided within the next ten days.

Tag-It Pacific is a single-source provider of complete brand identity programs to manufacturers of fashion driven apparel and licensed consumer product industries. The Company designs and produces high quality paper, metal and injection molded boxes, woven and leather labels, paper hanging and bar coded tags, metal jean buttons, custom shopping bags. Tag-It Pacific also designs and/or manufactures products for a variety of major brand and private label oriented companies including Guess?, Calvin Klein, Tommy Hilfiger, Sony Signatures, Warner Bros. and Carol Little, among others.

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